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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) February 22, 2005


                          Allied Waste Industries, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                 1-14705                                   88-0228636

        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                               85260
(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01        Other Events

On February 22, 2005, Allied Waste Industries, Inc. issued the following press release:


Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------


                      ALLIED WASTE ANNOUNCES FINANCING PLAN

    --Financing Plan Aimed at Increasing Liquidity, Extending Debt Maturities
                 and Improving the Company's Capital Structure--


Scottsdale, AZ - February 22, 2005 - Allied Waste Industries, Inc. (NYSE: AW) today announced that its Board of Directors has approved a multifaceted financing plan aimed at substantially enhancing liquidity, significantly extending maturities, reducing interest costs and improving its capital structure while accelerating de-leveraging. The financing plan includes the following components:

o Issuance of approximately $100 million of common stock;

o Issuance of approximately $500 million of three-year mandatory convertible preferred stock;

o Issuance of approximately $600 million of ten-year senior notes; and

o Placement of a $3.45 billion credit facility, consisting of a five-year, $1.55 billion revolving credit facility, a seven-year, $1.45 billion term loan and a $450 million institutional letter of credit facility.

After transaction premiums and fees, the proceeds will be used to:

o Repay the remaining $195 million of 10% senior subordinated notes due 2009;

o Repay $125 million of 9.25% senior notes due 2012;

o Repay the $600 million 7.625% senior notes due January 2006;

o Repay the $70 million 7.875% senior notes due March 2005; and

o Fully repay amounts outstanding under the existing credit facility and downsize the term loan by over $100 million.

Allied Waste has already received commitments in excess of the $1.55 billion revolving credit facility. The company intends to launch the capital markets activities in the immediate future as conditions dictate and complete the financing activities within the next 45 days. Amounts and terms provided are indicative, but may change.

Allied Waste intends to issue the common stock and the mandatory convertible preferred stock under its shelf registration statement. The senior notes will be offered in a private placement pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended. There can be no assurance that any of the contemplated transactions will be consummated or that the financing plan will be consummated in its entirety.

This press release does not constitute an offer to sell or a solicitation of an offer to buy shares of common stock, shares of mandatory convertible preferred stock or senior notes. Shares of common stock, shares of mandatory convertible preferred stock or senior notes will not be sold in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.

"We are pleased to announce these plans to improve Allied's capital structure," said Pete Hathaway, Executive Vice President and Chief Financial Officer of Allied Waste. "These steps are being taken to increase liquidity and enhance covenant flexibility, reduce leverage, extend debt maturities and lower interest costs. By eliminating significant debt maturities over the next three years, these financing activities allow us to execute our operating strategy including continued reinvestment in our business while maintaining a strong financial base."

Terms of the proposed credit facility increase the existing revolving credit capacity from $1.5 billion to $1.55 billion, enhancing the liquidity of the company. Proposed covenants based on company projections should give the company about $200 million of EBITDA cushion on its most restrictive covenant in the near term.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2004, the Company served customers through a network of 314 collection companies, 165 transfer stations, 166 active landfills and 58 recycling facilities in 37 states.

Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "outlook," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, statements regarding our ability to implement a financing plan or related transaction and the expected benefits from such plan or transaction.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt, possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in final capping, closure, post-closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business;
(17) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (18) risks associated with undisclosed liabilities of acquired businesses; (19) we may not realize the net benefits of best practice programs; (20) potential errors in accounting estimates and judgments; (21) the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; and (22) the outcome of legal proceedings.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Annual Report on Form 10-K for the year ended December 31, 2004. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ALLIED WASTE INDUSTRIES, INC.


                            By: /s/ PETER S. HATHAWAY
              -----------------------------------------------------
                                Peter S. Hathaway
              Executive Vice President and Chief Financial Officer





Date:  February 22, 2005